
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         JUN-30-1996
<CASH>                                               488,070
<SECURITIES>                                         1,204,616
<RECEIVABLES>                                        48,513
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     120,136<F1>
<PP&E>                                               5,575,900
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       20,930,178<F2>
<CURRENT-LIABILITIES>                                318,726
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           15,402,839
<TOTAL-LIABILITY-AND-EQUITY>                         20,930,178<F3>
<SALES>                                              000
<TOTAL-REVENUES>                                     268,929<F4>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     333,483<F5>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   124,398
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,317,121)<F6>
<EPS-PRIMARY>                                        (21.73)
<EPS-DILUTED>                                        000

<F1>Included  in Current  Assets:  Tenant  security  deposits  $30,044 and Other current  assets  $90,092
<F2>Included  in Total  Assets:  Investments  in Local Limited Partnerships
$13,118,343, Replacement reserves $75,895, Mortgage escrow deposits $36,136 and Deferred fees, net $262,569
<F3>Included  in  Total Liabilities  and Equity:  $5,112,191 of long-term debt and Minority  interest in Local Limited Partnerships $96,422.
<F4>Total Revenue includes: Rental $186,532, Investment  $29,020 and Other
$53,377.
<F5>Included  in Other  Expenses:  Asset Management fees $67,668, General and
Administrative $58,858, Property Management fees $9,880, Rental operations, exclusive of depreciation $90,231, Depreciation $69,772 and Amortization $37,074.
<F6>Net loss reflects:  Equity in losses of Local Limited  Partnerships of
$1,129,213 and minority interest in loss of Local Limited Partnership $1,044.

